Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration
Statement of New England Business Service, Inc. on Form S-8 pertaining to the 401(k) Plan for Employees of New England
Business Service, Inc., of our report dated July 26, 1999 appearing in the Annual Report on Form 10-K of New England
Business Service, Inc. for the year ended June 26, 1999.



DELOITTE & TOUCHE LLP
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Boston, MA
August 9, 2000